Exhibit 99.1

               SigmaTron International, Inc. Reports First-Quarter
                       Financial Results for Fiscal 2007

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Sept. 13, 2006--SigmaTron International, Inc. (NASDAQ:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2006.
    Revenues increased to $36.9 million in first-quarter fiscal 2007 from $21.3 million for the same quarter in the prior year. Net income increased to $258,670 in the 2007 period compared to $165,067 for the same period in the prior year. Basic earnings per share and diluted earnings per share from continuing operations for the quarter ended July 31, 2006, were $0.07 compared to $0.05 for the same quarter in fiscal 2006.
    Commenting on SigmaTron's first-quarter fiscal 2007 results, Gary
R. Fairhead, president and chief executive officer, said, "During the first quarter, the key drivers of our financial results were increased sales in the appliance, industrial electronics, life sciences, and gaming marketplaces. The increase in the appliance and gaming industries is the result of increased orders from existing customers. The increase in the industrial electronics and life sciences marketplaces is due to sales to new customers related to the July 2005 acquisition of Able Electronics Corporation ("Able").
    "Sales gains in the first quarter of fiscal 2007 were substantially offset by pricing pressures in various markets, increases in manufacturing supplies and components costs, costs related to the acquisition and integration of Able and expenses related to the conversion to RoHS (a European Union mandate on restriction of the use of hazardous substances) by various customers during the quarter. The Company believes it can achieve improved margins going forward, especially at our Hayward, California and Tijuana, Mexico facilities. Our operations in Acuna, Mexico, Elk Grove Village and Suzhou-Wujiang continue to trend well.
    "We are beginning to see in fiscal 2007 the benefits from the Able acquisition. The consolidation of our Fremont, California operation into Able's Hayward operation provides significant operating efficiencies. The acquisition is meeting the goals we previously announced as it has diversified our markets and our customer base, and expanded the range of services we offer."
    Mr. Fairhead concluded, "Our international footprint is an attractive asset for our existing customer base as well as for prospective customers. Our focus going forward will be to complete the transition to RoHS and to get the significant inefficiencies it created at several of our operations behind us, to work on pricing pressures with our customers and vendors, and to increase our productivity. I believe our Company remains well positioned for future success."

    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

    Note: This press release contains forward-looking statements. Words such as "continue," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the variability of our customers' requirements; the availability and cost of necessary components and materials; the Company's ability to continue to produce products that are in compliance with the European Standard of "Restriction of Use of Hazardous Substance ("RoHS"); the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth, including its expansion into China and its integration of the Able operation acquired in July 2005. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update such statements in light of future events or otherwise.

    Financial tables to follow...

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                        Three Months    Three Months
                                            Ended           Ended
                                          July 31,        July 31,
                                            2006            2005
                                       --------------- ---------------

  Net sales                               $36,959,865     $21,312,693

  Cost of products sold                    33,101,216      18,771,008
                                       --------------- ---------------

  Gross profit                              3,858,649       2,541,685

  Selling and administrative expenses       3,017,953       2,136,281
                                       --------------- ---------------

  Operating income                            840,696         405,404

  Other expense (income) -net                 459,610          94,240
                                       --------------- ---------------

  Income from continuing operations
   before income tax and interest of
   affiliate                                  381,086         311,164

  Income tax expense                          122,416         121,366
                                       --------------- ---------------

  Income from continuing operations           258,670         189,798

  Loss from operations of discontinued
   Las Vegas location                               -         (40,542)

  Income tax benefit                                -          15,811
                                       --------------- ---------------

  Loss on discontinued operation              258,670         (24,731)
                                       --------------- ---------------

  Net income                                 $258,670        $165,067
                                       =============== ===============

  Net income per common share -
   continuing operations                        $0.07           $0.05

  Net income per common share -
   discontinued operations                          -          ($0.01)
                                       -------------------------------

  Net income per common share -
   basic                                        $0.07           $0.04
                                       =============== ===============

  Net income per common share -
   assuming dilution                            $0.07           $0.04
                                       =============== ===============

  Weighted average number of common
   equivalent shares outstanding -
   basic                                    3,786,986       3,755,420
                                       =============== ===============

  Weighted average number of common
   equivalent shares outstanding -
   assuming dilution                        3,866,793       3,822,577
                                       =============== ===============



CONDENSED CONSOLIDATED BALANCE SHEETS

                                          July 31,        April 30,
                                            2006            2006
                                       --------------- ---------------

  Current assets                          $60,496,195     $55,362,530

  Machinery and equipment-net              30,220,628      30,544,307

  Intangible assets                         1,973,404       2,186,350
  Goodwill                                  9,298,945       9,298,945
  Other assets                              1,338,717       1,548,240
                                       --------------- ---------------

  Total assets                           $103,327,889     $98,940,372
                                       =============== ===============

  Liabilities and shareholders' equity

  Current liabilities                      25,709,260      21,029,469

  Long-term obligations                    29,445,106      30,016,092

  Stockholders' equity                     48,173,523      47,894,811
                                       --------------- ---------------

  Total liabilities and stockholders'
   equity                                $103,327,889     $98,940,372
                                       =============== ===============

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095